Exhibit 99.1

News Release

Uranium Resources Announces Pricing of $9.7 Million Public Offering

CENTENNIAL, Colo., January 13, 2017 – Uranium Resources, Inc. (Nasdaq: URRE; ASX: URI), an energy metals exploration and development company, today announced that it has priced a registered public offering of an aggregate of 4,825,871 shares of common stock at a price to the public of $2.01 per share. The offering is expected to close on or before January 19, 2017, subject to customary closing conditions.

Dawson James Securities, Inc. is acting as the sole book-running manager for the offering.

Total gross proceeds from the offering are expected to be approximately $9.7 million, before deducting placement agent fees and other estimated offering expenses. URI intends to use the net proceeds from the offering to fund ongoing business activities, which may include technical studies, restoration commitments, capital expenditures, debt reduction, working capital and other general corporate purposes.

The securities are being offered by URI pursuant to an effective shelf registration statement on Form S-3 (File No. 333-196880), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2014.  A preliminary prospectus related to the offering has been filed with the SEC and is available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus and a final prospectus, when available, may also be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at (866) 928-0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Uranium Resources (URI)

URI is focused on expanding its energy metals strategy, which includes developing its new lithium business while maintaining optionality on the future rising uranium price.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah in preparation for exploration and potential development of any lithium resources that may be discovered there.  In addition, URI remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under nine exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive information database of historic drillhole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the closing of the offering and developments at the Company’s projects, including future exploration costs and results, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company's ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium and lithium; (c) risks associated with our foreign operations, (d) operating conditions at the Company's projects; (e) government and tribal regulation of the uranium industry, the lithium industry, and the power industry; (f) world-wide uranium and lithium supply and demand, including the supply and demand for lithium based batteries; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates, including in Texas, New Mexico, Utah, Nevada and Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions;  (j) the results of the Company’s lithium brine exploration activities at the Columbus Basin and Sal Rica Projects, and (k) other factors which are more fully described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:

Christopher M. Jones, President and CEO

Jeff Vigil, VP Finance and CFO

303.531.0472

303.531.0473

Email: Info@uraniumresources.com

Website: www.uraniumresources.com